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                                                                    Exhibit 99.1
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Wednesday January 9, 9:48 am Eastern Time

Press Release

SOURCE: Lante Corporation

Lante Completes Acquisition of Luminant Worldwide Assets

CHICAGO, Jan. 9 /PRNewswire/ -- Information technology solutions provider Lante Corporation (Nasdaq: LNTE) announced today that it has completed its acquisition
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of key assets of Luminant Worldwide Corporation. The acquisition will enable
Lante to build and extend Luminant's relationships with a number of Global 2000 clients such as British Petroleum, Dr. Pepper, Lockheed Martin, MasterCard and Maybelline. The transaction also supports Lante's business partner integration strategy of helping companies successfully manage their networks of customers, suppliers and other business partners.

Lante paid $5.2 million in cash for Luminant's client contracts and relationships, intellectual property, software assets and certain tangible assets. Lante also agreed to purchase select accounts receivable balances from Luminant for approximately $3.5 million. A high percentage of these balances are with continuing clients and represent amounts that are less than 90 days old. The cost of the transaction increased above the amount initially announced due to interest from other parties during competitive bidding within the bankruptcy process. Lante did not provide debtor-in-possession financing for Luminant during the bankruptcy process.

Lante expects that Luminant's client projects and relationships will generate in the range of $5 million to $7 million in revenue for the first quarter of 2002. The initial number of billable consultants who received employment offers was closely tied to Luminant's sold backlog and projected revenue. Pending ongoing integration efforts and evolving backlog, Lante will provide further guidance on revenue and headcount expectations for the acquisition during our fourth quarter earnings call scheduled for January 23, 2002.

Rudy Puryear, Lante's president and CEO, said, "This is a focused acquisition that will give clients access to the combined skills and solutions of both companies, create new business development opportunities for Lante and deepen our capabilities with Luminant's strong skills in areas such as portals, content management, enterprise application integration and customer research. We believe this deal represents good value for Lante's shareholders."

About Lante

Lante Corporation (Nasdaq: LNTE) is a leading information technology consulting
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company focused on helping companies collaborate electronically to save money, grow revenue and build stronger, more profitable business relationships. Since its inception in 1984, Lante has been an innovator in applying emerging technologies to business. Headquartered in Chicago, Lante serves clients throughout the United States. Its web site is www.lante.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

This news release includes forward-looking statements that reflect Lante's current expectations and projections about the Luminant transaction as well as Lante's future results, performance, prospects and opportunities. Lante has attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to Lante and are subject to a number of risks, uncertainties and other factors that could cause Lante's actual results, performance, prospects or opportunities in 2002 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the risk that Luminant's business will not be integrated successfully or that Lante will incur unanticipated integration costs; Lante's ability to retain and strengthen client and employee relationships; uncertain demand for consulting services such as those offered by Lante; intense competition in the Internet professional services market; and factors affecting the overall economy. For further information about these and other risks, uncertainties and factors, please review the disclosure included in our latest filings with the Securities and Exchange Commission, including our most recent annual reports on Form 10-K and our quarterly reports on Form 10-Q. You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, Lante undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this news release.

CONTACT: David J. Deal of Lante Corp., +1-312-696-5056, ddeal@lante.com.
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SOURCE: Lante Corporation